UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cheniere Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. §240.14a-101.

SEC 1913 (3-99)

NOTICE OF CHANGE IN THE CHENIERE ENERGY, INC.

2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2020

***

VIRTUAL MEETING

April 24, 2020

To our Shareholders:

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our shareholders, employees and our community, the 2020 Annual Meeting of Shareholders will be conducted solely as a virtual meeting on the Internet. There will not be an in-person meeting. The date and time of the meeting will remain the same: Thursday, May 14, 2020 at 3:00 p.m. Central Time.

As described in the previously distributed proxy materials for the Annual Meeting, which were filed with the Securities and Exchange Commission on April 10, 2020, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on March 30, 2020. The live audio webcast of the Annual Meeting will begin promptly at 3:00 p.m. Central Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time.

To Vote Your Shares in Advance of the Annual Meeting

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. You may vote your shares at www.proxyvote.com in advance of the Annual Meeting. This process has not changed from prior years.

The proxy card included in the proxy materials previously distributed to shareholders will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

To Attend, Vote and Participate During the Virtual Annual Meeting

To attend and vote your shares during the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/LNG2020 using, (i) for record holders, the control number found on your proxy card, voting instruction form or the notice you previously received, or (ii) for holders who own shares in street name through brokers, the control number issued to you by your brokerage firm. You may vote during the virtual Annual Meeting by following the instructions available on the meeting website during the Meeting.

We have designed the format of the Annual Meeting to ensure that our shareholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. You may view the list of shareholders entitled to vote at the Annual Meeting through the virtual meeting website during the Meeting.

Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/LNG2020, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Annual Meeting and our business will be answered during the Annual Meeting, subject to time constraints, and in accordance with our Rules for Conduct for the Annual Meeting, which will be posted in the virtual meeting website.

Technical Difficulties

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, technical support will be available beginning at 2:45 p.m. Central Time on May 14, 2020 through the conclusion of the Annual Meeting.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/LNG2020.

The 2020 Proxy Statement and 2019 Annual Report are available on our website at www.cheniere.com/2020AnnualMeeting. If you have any questions about attending the virtual Annual Meeting, you may contact Investor Relations at investors@cheniere.com or 713-375-5000.

Thank you for your continued support as investors in Cheniere Energy, Inc.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere To Host Virtual Annual Meeting of Shareholders

Houston, Texas – April 24, 2020 – Cheniere Energy, Inc. (“Cheniere” or the “Company”) (NYSE American: LNG) announced today that its 2020 Annual Meeting of Shareholders (“Annual Meeting”) will be conducted solely as a virtual meeting online due to the public health impact of the COVID-19 pandemic. A virtual Annual Meeting will help support the health and well-being of our shareholders, employees, and our community, while adhering to government-recommended and required limits on gatherings and events.

As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020 at 3:00 p.m. Central Time. Although there will not be an in-person meeting, shareholders participating in the virtual Annual Meeting may vote their shares during the Annual Meeting by following the instructions below. However, Cheniere encourages shareholders to vote and submit proxies in advance of the meeting.

Online access to the Annual Meeting will be available at the following address: www.virtualshareholdermeeting.com/LNG2020. Participants may access this site 15 minutes prior to the start of the Annual Meeting.

Additional information regarding how shareholders may access, vote and participate in the virtual Annual Meeting can be found in the Company’s supplemental proxy materials filed today with the Securities and Exchange Commission. These supplemental materials should be read carefully in conjunction with the previously distributed proxy materials for the Annual Meeting, which were filed with the Securities and Exchange Commission on April 10, 2020.

Attending the Meeting as a Registered Shareholder (shares are held in your name)

Registered shareholders as of the close of business on March 30, 2020 (the record date) will be able to attend the virtual Annual Meeting and vote their shares by using the control number found on their proxy card, voting instruction form or the notice previously received.

Attending the Meeting as a Beneficial Owner (shares are held through a broker)

Beneficial owners as of the record date will be able to attend the virtual Annual Meeting and vote their shares by using the control number issued by their brokerage firm. Shares may be voted during the virtual Annual Meeting by following the instructions available on the meeting website during the virtual Annual Meeting.

Submitting Questions for the Meeting

Shareholders may submit questions during the virtual Annual Meeting by accessing the meeting platform at www.virtualshareholdermeeting.com/LNG2020, and utilizing the “Ask a Question” function.

About Cheniere

Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (LNG) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with expected adjusted aggregate nominal production capacity of up to 45 million tonnes per annum of LNG operating or under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

Contacts

Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492
Or
Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491